SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 3, 2004

United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Notice to Executives and Directors of United Bankshares, Inc. regarding temporary suspension of trading related to a blackout period under the registrant’s employee benefit plans.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     On June 3, 2004, United Bankshares, Inc. (United) sent a notice to the executive officers and directors informing them that a blackout period under the United Bankshares, Inc. Savings and Stock Investment Plan is expected to begin on or about July 13, 2004 and end on July 15, 2004. The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Section 245.104 of Regulation BTR. A copy of the notice sent to the directors and executive officers of United is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: June 3, 2004	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and Chief Financial Officer